  AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 19, 1997

                                                REGISTRATION NO. 333-35069
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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                ---------------

                      PRE-EFFECTIVE AMENDMENT NO. 1

                                    TO

                                   FORM S-3
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                                ---------------

                       SOUTHERN ELECTRONICS CORPORATION
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

             DELAWARE                             22-2715444
     (STATE OF INCORPORATION)          (I.R.S. EMPLOYER IDENTIFICATION
                                                   NUMBER)

            4916 NORTH ROYAL ATLANTA DRIVE, ATLANTA, GEORGIA 30085
                                (770) 491-8962
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                                ---------------

                                 RAY D. RISNER
                       SOUTHERN ELECTRONICS CORPORATION
                        4916 NORTH ROYAL ATLANTA DRIVE
                            ATLANTA, GEORGIA 30085
                                (770) 491-8962
(NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)

                                  COPIES TO:

          LEONARD A. SILVERSTEIN, ESQ.                       WADE H. STRIBLING, ESQ.
           LONG ALDRIDGE & NORMAN LLP               NELSON MULLINS RILEY & SCARBOROUGH, L.L.P.
                   SUITE 5300                             FIRST UNION PLAZA, SUITE 1400
              303 PEACHTREE STREET                          999 PEACHTREE STREET, N.E.
             ATLANTA, GEORGIA 30308                           ATLANTA, GEORGIA 30309
                 (404) 527-4000                                   (404) 817-6000
            FACSIMILE (404) 527-4198                         FACSIMILE (404) 817-6050

                                ---------------

  APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO PUBLIC: As soon as practicable after the effective date of this Registration Statement.

  If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]

  If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [_]

  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

  If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                                ---------------














  THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

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

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

                                                                         TOTAL
                                                                       EXPENSES*
                                                                       ---------
Securities and Exchange Commission registration fee................... $ 16,858
NASD filing fee.......................................................    6,063
Nasdaq National Market listing fee....................................   17,500
Printing expenses.....................................................  125,000
Accounting fees and expenses..........................................  120,000
Legal fees and expenses...............................................  175,000
Blue Sky fees and expenses (including legal fees).....................    5,000
Registrar and Transfer Agent's fees and expenses......................    7,500
Miscellaneous.........................................................   77,079
                                                                       --------
    Total............................................................. $550,000
                                                                       ========

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*  The foregoing amounts, except for the SEC registration fee, the NASD filing fee and the Nasdaq National Market listing fee are estimated.

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

  Delaware General Corporation Law. The Registrant has statutory authority to indemnify its officers and directors. The applicable provisions of the Delaware General Corporation Law (the "DGCL") state that, to the extent such person is successful on the merits or otherwise, a corporation must indemnify any person who was or is a party or who is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (collectively, "such Person"), against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement, actually and reasonably incurred by such Person. In addition, the DGCL provides that a corporation may indemnify any such Person (other than in an action by or in the right of the corporation) against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

  Additionally, the corporation may indemnify any such Person who was or is a party, or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director or officer of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees), actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and except that no indemnification shall be made in respect of any claim, issue or matter as to which such Person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such Person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper. The termination of any action, suit or proceeding by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that such Person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceedings, had reasonable cause to believe that his conduct was unlawful.

  Under the applicable provisions of the DGCL, any indemnification, unless ordered by a court, shall be made by a corporation only as authorized in the specific case upon a determination that the indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct. Such determination shall be made:

    (1) By a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum; or

    (2) If there are no such disinterested directors, or if such disinterested directors so direct, by independent legal counsel in a written opinion; or

    (3) By the affirmative vote of a majority of the shares entitled to vote thereon.

  Indemnification of expenses incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such officer or director to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized by the DGCL.

  Bylaws. Article XI of the Bylaws of the Registrant sets forth the extent to which the Registrant's directors and officers may be indemnified by the Registrant against liabilities which they may have incurred while serving in such capacities. Such indemnification is authorized by Section 145 of the DGCL. The Bylaws provide that the Registrant shall indemnify, to the full extent and under the circumstances permitted by the DGCL in effect from time to time, any past, present or future director or officer of the Registrant or a designated officer of an operating division of the Registrant, made or threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or officer of the Registrant or a designated officer of an operating division of the Registrant, or is or was an employee or agent of the Registrant, or is or was serving at the specific request of the Registrant as a director, officer, employee or agent of another company or other enterprise in which the Registrant should own, directly or indirectly, an equity interest or of which it may be a creditor. This right of indemnification shall not be deemed exclusive of any other rights to which such a Person would be entitled by law, agreement, vote of stockholders or disinterested directors or otherwise, and shall continue as to such a Person who has ceased to be a director, officer, designated officer, employee or agent and shall inure to the benefit of the heirs, executors, administrators and other legal representatives of such Person. The Board of Directors of the Registrant may also grant, on behalf of the Registrant, indemnification to any individual other than such a Person to such extent and in such a manner as the Board in its sole discretion may from time to time and at any time determine.

  Charter. Article VIII of the Registrant's Certificate of Incorporation also provides that, to the fullest extent permitted by DGCL, a director of the Registrant shall not be liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director.

  The Registrant maintains insurance, at its expense, to protect any director or officer of the Registrant or its subsidiary against certain expenses, liabilities or losses.

  Reference is made to Section 7 of the Underwriting Agreement filed as
Exhibit 1.1 hereto.

ITEM 16. EXHIBITS

  (A) EXHIBITS. The following exhibits are filed as part of this Registration
   Statement:

 EXHIBIT
 NUMBER  DESCRIPTION
 ------- -----------
   1.1   Form of Underwriting Agreement.
         Certificate of Incorporation, as amended, of Southern Electronics
  +4.1   Corporation (the "Registrant").(1)
  +4.2   Amended and Restated By-Laws of the Registrant.(2)
  +4.3   Form of Rights Agreement, dated as of October 31, 1996 between the
         Registrant and National City Bank.(3)
         Opinion of Long Aldridge & Norman LLP as to the validity of the Common
  +5.1   Stock being registered.
  23.1   Independent Auditors' Consent.
         Consent of Long Aldridge & Norman LLP (included in its Opinion filed
 +23.2   as Exhibit 5.1).
 +24.1   Powers of Attorney.

--------

+ Previously filed.
(1) Incorporated herein by reference to Exhibit 3.1 to Registrant's Annual Report on Form 10-K for the fiscal year ended June 30, 1995 (SEC File No. 016345).
(2) Incorporated herein by reference to exhibit of same number to Registrant's Registration Statement on Form S-1, filed September 5, 1986 (Reg. No. 338494).
(3) Incorporated herein by reference to Exhibit 7 to the Registrant's Current Report on Form 8-K dated October 30, 1996.

ITEM 17. UNDERTAKINGS

  (a) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (b) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

  (c) The undersigned Registrant hereby undertakes that:

    (1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of a registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of the registration statement as of the time it was declared effective.

    (2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                  SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, as amended (the "Act"), the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tucker, State of Georgia, on September 19, 1997.

                                       SOUTHERN ELECTRONICS CORPORATION

                                                   /s/ Gerald Diamond
                                       By: ____________________________________
                                          Gerald Diamond
                                          Chairman of the Board and Chief
                                          Executive Officer


  Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

             SIGNATURE                          TITLE                          DATE
             ---------                          -----                          ----
                 *                  Chairman of the Board, Chief          September 19, 1997
 _________________________________   Executive Officer and
          GERALD DIAMOND             Director (principal
                                     executive officer)

        /s/ Larry G. Ayers          Vice President-Finance,               September 19, 1997
 _________________________________   Chief Financial Officer and
          LARRY G. AYERS             Treasurer (principal
                                     financial officer and
                                     principal accounting
                                     officer)

                 *                  Director                              September 19, 1997
 _________________________________
         STEWART I. AARON

                 *                  Director                              September 19, 1997
 _________________________________
           MARK DIAMOND

                 *                  Director                              September 19, 1997
 _________________________________
           RAY D. RISNER

                 *                  Director                              September 19, 1997
 _________________________________
          CARY ROSENTHAL

                                    Director
 _________________________________
         G. WILLIAM SPEER

 * By: /s/ Larry G. Ayers
      ----------------------------
    Larry G. Ayers,
    Attorney-in-Fact

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